EMPLOYMENT AGREEMENT


     AGREEMENT made as of the 1st day of January,  2000, by and between  William
J. Kurinsky, residing at 4 Cotswold Circle, Ocean, New Jersey 07712 (hereinafter referred to as the "Employee") and First Montauk Financial Corp., a New Jersey corporation with principal offices Parkway 109, Red Bank, New Jersey 07701 (hereinafter referred to as the "Company").


                              W I T N E S S E T H :

     WHEREAS, the Company, through its wholly owned subsidiary First Montauk Securities Corp, is engaged in the investment banking and general securities business as a registered broker-dealer; and

     WHEREAS, the Company desires to employ and secure for the Company, the experience, ability and services of Employee; and

     WHEREAS, the Employee desires to continue his present employment with the Company, pursuant to the terms and conditions herein set forth, superseding all prior agreements between the Company, its subsidiaries and/or predecessors and Employee;

                  NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

                                    ARTICLE I

                                   EMPLOYMENT

                  Subject to and upon the terms and conditions of this Agreement, the Company hereby employs and agrees to continue the employment of the Employee, and the Employee hereby accepts such continued employment in his capacity as member of the Board of Directors, Vice-President, Secretary and Treasurer. In this capacity, Employee will report to the Board of Directors.


                                   ARTICLE II

                                     DUTIES

     (A) The Employee shall, during the term of his employment with the Company, perform such services and duties of an executive nature in connection with the business, affairs and operations of the Company, and its subsidiaries, as may be reasonably and in good faith assigned or delegated to him from time to time by or under the authority of the Board of Directors and the President of the Company and consistent with the position of Vice-President.

     (B) The Employee agrees to use his best efforts in the promotion and advancement of the Company and its welfare and business. Employee agrees to devote his primary professional time to the business of the Company as Employee deems reasonably necessary; provided, however, that the Company acknowledges that Employee shall be entitled to pursue unrelated personal business ventures that do not materially conflict with the performance of Employee's duties to the Company.

     (C) Employee shall be based in the Red Bank New Jersey area, and shall undertake such occasional travel, within or without the United States as is or may be reasonably necessary in the interests of the Company.

                                   ARTICLE III

                                  COMPENSATION

     (A) Commencing with the commencement date hereof, the Company shall pay to Employee a salary at the rate of $256,218 per annum and increasing 10% per annum on each anniversary hereof during the period this Agreement shall be in effect (payable in equal weekly installments or pursuant to such regular pay periods adopted by the Company) (the "Base Salary").

     (B) Employee shall be entitled to receive a bonus (the "Bonus") during each year of this Agreement, determined as follows: The amount to be paid as a Bonus shall be determined as of each June 30 based upon the prior fiscal year end and shall consist of a portion of a bonus pool which shall be equal to ten (10%) percent of the net pre-tax profit of the Company as determined by the Company's independent auditors, no later than 90 days following the end of the Company's fiscal year without giving effect to loss carryforwards or non-cash items and giving effect to and including revenues received by the Company during the fiscal year and which revenues may have otherwise been excluded in computing net pre-tax profit by reason of any revenue recognition rules otherwise utilized in the application of generally accepted accounting principles, and excluding any expense deduction attributed to such Bonus paid to Herbert. Kurinsky (the "Net Pre-Tax Profit"); provided that, in the event the Net Pre-Tax Profit of the Company for any fiscal year is less than $500,000, no bonus shall be paid by the Company to the Employee pursuant to this subparagraph (B). Such determination, for Bonus purposes only, shall be made in accordance with generally accepted accounting principles, as modified by these resolutions.

     (C) Employee may receive such other additional compensation as may be determined from time to time by the Board of Directors. Nothing herein shall be deemed or construed to require the Board to award any bonus or additional compensation.

     (D) Employee shall be eligible to purchase from the Company, at Employees sole discretion, a portion of a bonus pool which shall consist of up to 20% of all underwriters and/or placement agent warrants and/or options granted to First Montauk Securities Corp., upon the same price, terms and conditions afforded to First Montauk Securities Corp. in connection with its service as an underwriter and/or placement agent for any and all public or private offerings of securities on behalf of issuers.

     (E) The Company shall deduct from Employee's compensation all federal, state and local taxes which it may now or may hereafter be required to deduct.

     (F) Employee shall also be entitled to receive brokerage commissions on in accordance with the commission schedule in effect for other non-affiliate brokers employed by the Company.

                                   ARTICLE IV

                                    BENEFITS

                  (A) During the term hereof, (i) the Company shall provide Employee with health insurance benefits and major medical insurance; (ii) Employee shall be reimbursed by the Company upon presentation of appropriate vouchers for all business expenses incurred by the Employee on behalf of the Company; (iii) the Company shall provide the Employee with an automobile suitable for his position, equipped with a mobile telephone, or at Employee's option, an appropriate automobile allowance, and reimburse reasonable automobile expenses including repairs, maintenance, gasoline charges, mobile phone, etc. via receipted expense reports.

         (B) In the event the Company wishes to obtain Key Man life insurance on the life of Employee, Employee agrees to cooperate with the Company in completing any applications necessary to obtain such insurance and promptly submit to such physical examinations and furnish such information as any proposed insurance carrier may request.

          (C) For each year of the term hereof, Employee shall be entitled to four weeks paid vacation.

                                  ARTICLE V

                                 NON-DISCLOSURE

         The Employee shall not, at any time during or after the termination of his employment hereunder except when acting on behalf of and with the authorization of the Company, make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other confidential information concerning the Company's business, finances, research, services or products, and information relating to any client or account of the Company (collectively referred to as the "Proprietary Information"). For the purposes of this Agreement, trade secrets and confidential information shall mean information disclosed to the Employee or known by him as a consequence of his employment by the Company, whether or not pursuant to this Agreement, and not generally known in the industry, concerning the business, finances, methods, operations, clients, accounts, service or product information of the Company. The Employee acknowledges that trade secrets and other items of confidential information, as they may exist from time to time, are valuable and unique assets of the Company, and that disclosure of any such information would cause substantial injury to the Company. The foregoing is intended to be confirmatory of the common law of the state of New York relating to trade secrets and confidential information.


                                   ARTICLE VI

                              RESTRICTIVE COVENANT

                  (A) In the event of the voluntary termination of employment with the Company, except for Good Reason as defined in Article XIX, or Employee's discharge for cause, as defined in Article VII hereof, Employee agrees that he will not (i) for a period of one (1) year from the date of termination, directly or indirectly solicit brokers or employees of the Company, or any sister or subsidiary of the Company for employment with any other entity, or (ii) during the term and for a period of one (1) year from the date of termination or discharge, solicit or accept any corporate finance client relating to a transaction involving a public offering, private placement, or merger and acquisition advisory services, or research project which was already pending and in existence at the time of Employee's termination or discharge, or which was being negotiated at the time of Employee's termination or discharge.

                  (B)  If  any   court   shall   hold  that  the   duration   of
non-competition or any other restriction contained in this paragraph is unenforceable, it is our intention that same shall not thereby be terminated but shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable or in the alternative such judicially substituted term may be substituted therefor.


                                   ARTICLE VII

                                      TERM

                  This Agreement shall be for a term commencing on the date first set forth above and terminating December 31, 2002, unless sooner terminated pursuant to the terms hereof, and renewable as provided for herein, for one additional period of one year. The Company agrees to notify Employee in writing of its intent to negotiate an extension of this Agreement six months prior to the expiration of the original term hereof. If the Company fails to so notify Employee, or after having timely notified Employee of its intention to extend, fails to reach agreement with Employee on the terms of such extension, this agreement shall be renewable, at the option of the Employee, for an additional period of one year from the expiration of the original term, except that the Employee's base salary shall be increased 10% above the prior year, and Employee shall be entitled to stock options equivalent to one-third of the options granted during the initial term of this agreement on comparable terms and conditions. If the Company elects not to seek to negotiate an extension and has so timely notified Employee, then the Company shall pay Employee, upon the expiration of the original term of this Agreement, a severance benefit equal to the aggregate amount of Employee's then prevailing annual Base Salary and Bonus payable in 12 equal monthly installments commencing on the original expiration date of this Agreement.

                                  ARTICLE VIII

                             DISABILITY DURING TERM

                  In the event that the Employee becomes totally disabled so that he is unable or prevented from performing any one or all of his usual duties hereunder for a period of four (4) consecutive months then, and in that event, the Company shall continue to compensate him and he shall receive his Base Salary as provided under Article III of this Agreement for a period of twelve (12) months commencing from the date of such total disability. The aforesaid obligations of the Company shall not extend beyond the term of this Agreement. The obligation of the Company to make the aforesaid payments shall be modified and reduced and the Company shall receive a credit for all disability insurance payments which Employee may receive or to which he may become entitled; and provided further that the payments herein provided shall not extend beyond the term of this Agreement.


                                   ARTICLE IX

                                   TERMINATION

                  The Company may terminate this Agreement:

                  (A) Upon the death of Employee during the term hereof, except that the Employee's legal representatives, successors, assigns and heirs shall have those rights and interests as otherwise provided in this Agreement, including the right to receive accrued but unpaid bonus compensation, if any.

                  (B) Subject to the terms of Article VIII herein, upon written notice from the Company to the Employee, if Employee becomes totally disabled and as a result of such total disability, has been prevented from and unable to perform all of his duties hereunder for a consecutive period of four (4) months.

                  (C) Upon written notice from the Company to the Employee, if the Employee is convicted of a felony, or the final adjudication by any federal or state judicial or regulatory authority or any action or proceeding arising out of the violation of any material securities law, rule or regulation where such action by proceeding resulted in Employee being a statutorily disqualified person as that term is defined in Section 3(a)(39) of the Security and Exchange Act of 1934.

                                    ARTICLE X

                         TERMINATION OF PRIOR AGREEMENTS

                  This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements between the parties, whether oral or written, without prejudice to Employee's right to all accrued compensation prior to the effective date of this Agreement.


                                   ARTICLE XI

                                   ARBITRATION

                  Any dispute arising out of the interpretation, application and/or performance of this Agreement with the sole exception of any claim, breach or violation arising under Articles V or VI hereof shall be settled through final and binding arbitration before a panel arbitrators in accordance with the rules of the National Association of Securities Dealers (the "NASD"). Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties.


                                   ARTICLE XII

                                  SEVERABILITY

                  If any provision of this Agreement shall be held invalid and unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

                                  ARTICLE XIII

                                     NOTICE

                  All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person or mailed by certified mail, return receipt requested, as follows:

          IF TO THE COMPANY:
                            First Montauk Financial Corp.
                            Parkway 109 Office Center
                            328 Newman Springs Road
                            Red Bank, New Jersey 07701


          IF TO THE EMPLOYEE:
                            William J. Kurinsky
                            4 Cotswold Circle
                            Ocean, New Jersey 07712


or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph.

                                   ARTICLE XIV

                                     BENEFIT

                  This Agreement shall inure to, and shall be binding upon, the parties hereto, the successors and assigns of the Company, and the heirs and personal representatives of the Employee.


                                  ARTICLE XV

                                     WAIVER

                  The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of construction and validity.

                                   ARTICLE XVI

                                  GOVERNING LAW

                  This Agreement has been negotiated and executed in the State of New Jersey, and New Jersey law shall govern its construction and validity.


                                  ARTICLE XVII

                                  JURISDICTION

                  Any or all actions or proceedings which may be brought by the Company or Employee under this Agreement shall be brought before an arbitration panel, or if otherwise permissible under the terms of this agreement, a court, having a situs within the State of New Jersey, and Employee hereby consents to the jurisdiction of any tribunal or local, state or federal court located within the State of New Jersey.


                                  ARTICLE XVIII

                                ENTIRE AGREEMENT

                  This Agreement contains the entire agreement between the parties hereto. No change, addition or amendment shall be made hereto, except by written agreement signed by the parties hereto.

                                   ARTICLE XIX

                             SEVERANCE COMPENSATION

         The Company's Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Employee, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control of the Company.


         This Article XIX sets forth the severance compensation which the Company agrees it will pay to the Employee if the Employee's employment with the Company terminates under one of the circumstances described herein following a Change in Control of the Company (as defined herein). The terms of this Article XIX shall supersede any other provision of this Agreement after a Change in Control as defined below. (References to Sections refers to Sections in this Article XIX.)

                  1. Term. This Article XIX shall terminate, except to the extent that any obligation of the Company hereunder remains unpaid as of such time, upon the earliest of (i) the termination of this Agreement including any renewal period, if a Change in Control of the Company has not occurred within such two-year period; (ii) the termination of the Employee's employment with the Company based on death, Disability (as defined in Section 3(b)), Retirement (as defined in Section 3(c)) or Cause (as defined in Section 3(d)) or by the Employee other than for Good Reason (as defined in Section 3(e)); and (iii) one year from the date of a Change in Control of the Company if the Employee has not terminated his employment for Good Reason as of such time.

                  2. Change in Control. No compensation shall be payable under this Article XIX unless and until (a) there shall have been a Change in Control of the Company, while the Employee is still an employee of the Company and (b) the Employee's employment by the Company thereafter shall have been terminated in accordance with Section 3. For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the
Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company approved any plan or proposal for the liquidation or dissolution of the Company, or (iii) any person (as such term is used in Sections 13(d) and 13(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Company's outstanding Common Stock, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.


                  3. Termination Following Change in Control.

                  (a) If a Change in Control of the Company shall have occurred while the Employee is still an employee of the Company, the Employee shall be entitled to the compensation provided in Section 4 upon the subsequent termination of the Employee's employment with the Company by the Employee or by the Company unless such termination is as a result of (i) the Employee's death;
(ii) the Employee's Disability (as defined in Section 3(b) below); (iii) the Employee's Retirement (as defined in Section 3(c) below); (iv) the Employee's termination by the Company for Cause (as defined in Section 3(d) below); or (v) the Employee's decision to terminate employment other than for Good Reason (as defined in Section 3(e) below).

                  (b) Disability. If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from his duties with the Company on a full-time basis for four months and within 30 days after written notice of termination is thereafter given by the Company the Employee shall not have returned to the full-time performance of the Employee's duties, the Company may terminate this Agreement for "Disability."

                  (c) Retirement. The term "Retirement" as used in this Article XIX shall mean termination by the Company or the Employee of the Employee's employment based on the Employee's having reached age 65 or such other age as shall have been fixed in any arrangement established with the Employee's consent with respect to the Executive.

                  (d) Cause. The Company may terminate the Employee's employment for Cause. For purposes of this Agreement only, the Company shall have "Cause" to terminate the Employee's employment hereunder only on the basis of fraud, misappropriation or embezzlement on the part of the Employee. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Company's Board of Directors at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth in the second sentence of this Section 3(d) and specifying the particulars thereof in detail.

                  (e) Good Reason. The Employee may terminate the Employee's employment for Good Reason at any time during the term of this Agreement. For purposes of this Agreement "Good Reason" shall mean any of the following (without the Employee's express written consent):

     (i) the assignment to the Employee by the Company of duties inconsistent with the Employee's position, duties, responsibilities and status with the Company immediately prior to a Change in Control of the Company, or a change in the Employee's titles or offices as in effect immediately prior to a Change in Control of the Company, or any removal of the Employee from or any failure to reelect the Employee to any of such position, except in connection with the termination of his employment for Disability, Retirement or Cause or as a result of the Employee's death or by the Employee other than for Good Reason;

     (ii) a reduction by the Company in the Employee's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement or the Company's failure to increase (within 12 months of the Employee's last increase in base salary) the Employee's base salary after a Change in Control of the Company in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all officers of the Company effected in the preceding 12 months;

     (iii) any failure by the Company to continue in effect any benefit plan or arrangement (including, without limitation, the Company's life insurance and medical, dental, accident and disability plans) in which the Employee is participating at the time of a Change in Control of the Company (or any other plans providing the Employee with substantially similar benefits) (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Employee's participation in or materially reduce the Employee's benefits under any such Benefit Plan or deprive the Employee of any material fringe benefit enjoyed by the Employee at the time of a Change in Control of the Company;

     (iv) any failure by the Company to continue in effect any incentive plan or arrangement (including, without limitation, bonus and contingent bonus arrangements and credits and the right to receive performance awards and similar incentive compensation benefits) in which the Employee is participating at the time of a Change in Control of the Company (or any other plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Incentive Plans") or the taking of any action by the Company which would adversely affect the Employee's participation in any such Incentive Plan or reduce the Employee's benefits under any such Incentive Plan, expressed as a percentage of his base salary, by more than 10 percentage points in any fiscal year as compared to the immediately preceding fiscal year;

     (v) any failure by the Company to continue in effect any plan or arrangement to receive securities of the Company (including, without limitation, the Company's Incentive Stock Option Plan and any other plan or arrangement to receive and exercise stock options, stock appreciation rights, restricted stock or grants thereof) in which the Employee is participating at the time of a Change in Control of the Company (or plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Securities Plans") or the taking of any action by the Company which would adversely affect the Employee's participation in or materially reduce the Employee's benefits under any such Securities Plan;

     (vi) a relocation of the Company's principal executive offices to a location outside of Monmouth County, New Jersey, or the Employee's relocation to any place other than the location at which the Employee performed the Employee's duties prior to a Change in Control of the Company, except for required travel by the Employee on the Company's business to an extent substantially consistent with the Employee's business travel obligations at the time of a Change in Control of the Company;

     (vii) any failure by the Company to provide the Employee with the number of paid vacation days to which the Employee is entitled at the time of a Change in Control of the Company;

     (viii) any material breach by the Company of any provision of this Agreement;

     (ix) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or

     (x) any purported termination of the Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of
Section 3(f), and for purposes of this Agreement, no such purported termination shall be effective.

                  (f) Notice of Termination. Any termination by the Company pursuant to Section 3(b), 3(c) or 3(d) shall be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated. For purposes of this Agreement, no such purported termination by the Company shall be effective without such Notice of Termination.

                  (g) Date of Termination.  "Date of Termination" shall mean (a)
if this Agreement is terminated by the Company for Disability, 30 days after Notice of Termination is given to the Employee (provided that the Employee shall not have returned to the performance of the Employee's duties on a full-time basis during such 30-day period) or (b) if the Employee's employment is terminated by the Company for any other reason, the date on which a Notice of Termination is given; provided that if within 30 days after any Notice of Termination is given to the Employee by the Company the Employee notifies the Company that a dispute exists concerning the termination, the Date of Termination shall be the date the dispute is finally determined, whether by mutual agreement by the parties or upon final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).


                  4.  Severance Compensation upon Termination of Employment.

                  If the Company shall terminate the Employee's employment other than pursuant to Section 3(b), 3(c) or 3(d) or if the Employee shall terminate his employment for Good Reason, then the Company shall:

     (i) pay to the Employee as severance pay in a lump sum, in cash, on the fifth day following the Date of Termination, an amount equal to three times the aggregate annual compensation paid to the Employee during the calendar year preceding the change in control of the Company by the Company and any of its subsidiaries subject to United States income taxes; provided, however, that if the lump sum severance payment under this Section 4, either alone or together with other payments which the Employee has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1954, as amended (the "Code")), such lump sum severance payment shall be reduced to the largest amount as will result in no portion of the lump sum severance payment under this Section 4 being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the lump sum severance payment under this Section 4 pursuant to the foregoing proviso shall be made by the Employee in good faith, and such determination shall be conclusive and binding on the Company; and

     (ii) within ten days following the Date of Termination, shall cause the Employee to be relieved of any and all personal guarantees of Company obligations, and fully pay all outstanding loans and other obligations of the Company to the Executive. If, for any reason, the Company fails to comply with its obligations under this subparagraph, the Employee shall have the option, at his sole discretion, to convert up to the principal amount of such Notes to shares of the Company's Common Stock at the rate of $.50 per share; provided, that the conversion of all or a portion of any outstanding loans by the Employee shall not relieve the Company of any of its obligations arising under this subparagraph including the obligations to repay any unconverted loans and relieve the Employee of any personal guarantees.

             5. No  Obligation  to  Mitigate  Damages;  No Effect  on Other
                Contractual Rights.

     (a) The Employee shall not be required to mitigate damages or the amount of any payment provided for under this Article XIX by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Article XIX be reduced by any compensation earned by the Employee as the result of employment by another employer after the Date of Termination, or otherwise.

     (b) The provisions of this Article XIX, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Employee's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, Incentive Plan or Securities Plan, employment agreement or other contract, plan or arrangement.

                  6. Successor to the Company. (a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Employee to terminate the Employee's employment for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement the Employee is employed by any corporation a majority of the voting securities of which is then owned by the Company, "Company" as used in Sections 3 and 4 hereof shall in addition include such employer. In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to the Employee pursuant to Section 4 hereof.

     (b) This Agreement shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee, or other designee or, if there be no such designee, to the Employee's estate.

     7. Legal Fees and Expenses. The Company shall pay all legal fees and expenses which the Employee may incur as a result of the Company's contesting the validity, enforceability or the Employee's interpretation of, or determinations under, this Article XIX.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals the day and year first above written.

(Corporate Seal)                            FIRST MONTAUK FINANCIAL CORP.



                                            By:---------------------------------
                                                Herbert Kurinsky

-------------------------------
William J. Kurinsky (Employee)